EXHIBIT 10.3

                       JOLTID SOFTWARE LICENSING AGREEMENT


                  This LICENSING AGREEMENT (this "AGREEMENT") is entered into as of May 28, 2003 (the "EFFECTIVE DATE"), by and between Joltid, Ltd. ("JOLTID"), located at 28-30 The Parade, St Helier, JE4 8XY, Jersey, Channel Islands, and Altnet Inc. ("ALTNET"), located at 6335 Topanga Canyon Boulevard, suite 120, Woodland Hills California, USA.

                                    RECITALS

A. Joltid (under its previous name Blastoise Limited) and Altnet (through its predecessor, BrilliantP2P) are parties to that certain P2P Technology Licensing Agreement, dated as of December 31, 2001, relating to peer to peer technologies owned by Joltid (the "PRIOR AGREEMENT").

B. Joltid and Altnet desire to enter into this Agreement to provide for the license to Altnet of software technology (the LICENSED SOFTWARE) that is not covered by the Prior Agreement.

         Certain capitalized terms used herein are defined in SECTION 11, below. In consideration of the mutual terms, conditions and covenants hereinafter set forth, Joltid and Altnet agree as follows:

         1.       LICENSE

                  (a) Subject to the terms and conditions of this Agreement, Joltid hereby grants to Altnet, during the term of this Agreement, a non-exclusive, perpetual, irrevocable, transferable, worldwide license to use and have used, including the right to sublicense to USERS and CUSTOMERS when included as part of or for use with an Altnet Product, including for the purpose of establishing for use by Altnet and/or its Customers one or more virtual private peer to peer networks (each, a CHANNEL), or services built thereon or related thereto, the Licensed Software in object code form only.

                  (b) Subject to the other terms and conditions of this Agreement, Joltid shall retain all right, title and interest in the Licensed Software, Upgrades and any modifications or enhancements provided by Joltid other than an Altnet Development (including, but not limited to, ownership of all copyrights and other intellectual property rights therein); PROVIDED, that Altnet shall retain all right, title and interest in any Altnet Product, including any Altnet GUI, and any modifications or enhancements thereto provided by Altnet or Joltid (including, but not limited to, ownership of all copyrights and other intellectual property rights therein), but excluding in all cases that portion, if any, of any Altnet Product that consists of the Licensed Software (or any Upgrades, or other modifications or enhancements thereto provided by Joltid). Altnet shall retain all right, title and interest in any Altnet Development (including, but not limited to, ownership of all copyrights and other intellectual property rights therein), other than any Source Code for any Altnet Development developed by Joltid ("AD SOURCE CODE"), which Joltid shall own subject to Altnet's rights as set forth in this clause (b). Joltid hereby grants to Altnet, during the Term of this Agreement, the exclusive (even as to Joltid, except as provided in the next


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

sentence), perpetual, irrevocable, transferable, worldwide license to use and have used the AD Source Code. Notwithstanding the immediately preceding sentence, Joltid shall have the right to use, and to license to others the right to use, all or any portion of the AD Source Code during the Term of this Agreement in a manner that does not violate Altnet's copyrights and other intellectual property rights in the Altnet Development related to such AD Source Code. Neither this Agreement, nor any action, omission or statement by Altnet or Joltid, nor Altnet's use of the Licensed Software shall in any way confer or imply a grant, other than as provided in this Agreement, of rights, title or interest thereto or to any element or portion thereof, including without limitation, copyrights, trademarks, trade names, service marks or goodwill.

                  (c)  ***

                  (d) Altnet agrees that it shall not remove any proprietary, copyright, trademark, service mark or other legend from any software or materials provided by Joltid. Altnet further agrees to take other reasonable steps necessary to protect Joltid's intellectual property rights.

                  (e) Joltid retains all rights to the Licensed Software not expressly granted to Altnet under this Agreement.

                  (f) All costs and expenses related to either the implementation by Altnet or creation of Altnet Developments (if any) by Joltid performed at Altnet's written direction, shall be borne solely by Altnet, and if any such costs and expenses have been borne by Joltid, shall be paid to Joltid by Altnet, as applicable, upon invoice, all in accordance with the terms of the Services Agreement.

                  (g) Notwithstanding any of the other terms of this Section 1, on the occurrence of any of the events outlined in Section 1(h), below, the Licensed Software, including all Source Code contained therein, will be released to Altnet pursuant to Section 1(h), below.

                  (h) On execution of this Agreement by both Parties, Joltid shall place all Source Code in an escrow account to be co-owned by both Parties and to be released to Altnet on the occurrence of any one of the following events: (a) a material breach of this Agreement by Joltid by including, but not limited to, (i) a bankruptcy filing or declaration of insolvency, (ii) repeated failure to provide mission critical services and updates within a reasonable time, or (iii) failure to provide a substantive response within 30 days to important communications from Altnet relating to technology or services provided by Joltid that are considered critical to Altnet conducting business in a manner to which it is accustomed; (b) ***; or (c) Joltid's breach of any of its representations or warranties, including but not limited to, those appearing in
Section 9,


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

below.  The escrow  shall be  maintained  by a mutually  agreeable  third party.
Joltid agrees to update the escrow with respect to the Source Code and user documentation on a regular basis at least every sixty (60) days or more frequently (including upon release of the Source Code and user documentation to Altnet as set forth herein) in the event that any update or Upgrade to the Source Code is available to ensure that it is at all times the most current version available. Following release of the Source Code, Altnet may ***. Altnet shall have the non-exclusive right to use and exploit the Source Code without restriction or limitation imposed under this Agreement from and after the time that the Licensed Software is jointly owned by Altnet. Notwithstanding anything in this Section 1(h) to the contrary, if Joltid cures the breach or other action that led to the release of the Source Code from escrow, then Altnet shall return the Source Code to escrow to be held during the remaining Term in accordance with this Section 1(h), and thereafter the parties' rights and obligations hereunder with respect to the Source Code shall be as they were prior to the release of the Source Code from escrow.

                  (i) Altnet may not use the Licensed Software except for the limited license rights as provided in Section 1 above. Altnet agrees not to reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the Licensed Software and/or any component thereof.

                  (j) Altnet shall not use the Licensed Software, any Altnet Product, or any other software application in a manner that Altnet intends will disrupt the operation of the network formed by the Licensed Software, including by: (i) flooding the network with requests to disrupt use of the network; (ii) blocking use of the network on channels other than those of Altnet and its customers (other than allowing Altnet's users to disable the sharing of files over non-Altnet channels); (iii) de-installing the Licensed Software; or (iii) rendering the Licensed Software inoperable.

         2.       UPGRADES; ALTNET DEVELOPMENTS.

                  (a) USE OF UPGRADES BY ALTNET. Joltid agrees to make available and to deliver to Altnet all Upgrades for Acceptance Testing pursuant to Section 3, below, prior to general distribution to its other licensees or end users, excluding delivery of such Upgrades for acceptance testing to other licensees. Altnet may, in its sole discretion, reject Upgrades that do not pass its Acceptance Testing procedure or for any other reason, it being understood that nothing contained in this Agreement shall require Altnet to use any Upgrade. Joltid shall not have any obligation to provide Upgrades to Altnet unless Joltid, at its own discretion, provides Upgrades to another licensee of the Licensed Software.

                  (b)      ALTNET DEVELOPMENTS.

                           (i) An "ALTNET DEVELOPMENT" means a modification or enhancement to, change or new release of, the Licensed Software that constitutes an Innovation, whether made by Joltid, Altnet or a third party, that is made after the date of this Agreement in accordance with this procedures set forth in this SECTION 2(b). From time to time during the Term, Altnet may, by written notice to Joltid, propose that a significant modification or enhancement to, change or new release of, the Licensed Software be made which introduces a new feature or new functionality not


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         then existing or specifically contemplated by Joltid (as substantiated in the manner provided below) (an "INNOVATION") pursuant to specifications to be developed by Altnet pursuant to Schedule 4. An Innovation shall not include a routine enhancement or modification made, or proposed to be made, in the ordinary course of Joltid's business based on past practice.

                           (ii) Altnet's  initial notice shall briefly  describe
         the principal elements of the modification. Following receipt of Altnet's notice, Joltid shall reply to Altnet in writing within ten
         (10) days, stating whether or not Joltid agrees that the modification constitutes an Innovation. If Joltid claims that the proposed Innovation previously has been specifically contemplated by Joltid, then Joltid shall substantiate its position by providing Altnet with a written summary of the Innovation as contemplated by Joltid, which summary shall contain sufficient detail to enable Altnet and Joltid to determine whether the modification contemplated by Joltid is substantially equivalent to the modification requested by Altnet. If Altnet disagrees with Joltid, or if Joltid claims that the proposed modification is not an Innovation for any other reason, then the procedures in clause (iv) below shall apply.

                           (iii) If Joltid agrees that the modification constitutes an Innovation, then Altnet shall supply Joltid with a detailed description of the Innovation and Joltid shall have until thirty (30) days following receipt of this detailed description to submit a bid to Altnet for the development of the Innovation, which bid shall include reasonable detail as to cost, timing, deliverables and such other information customarily included in bids for software development projects. Joltid's bid may be based on prices and other terms which are different from those set forth in the Services Agreement. Altnet shall either accept or reject Joltid's bid within 15 days following its receipt by Altnet. If Altnet accepts Joltid's bid, such Innovation shall be made in accordance with the terms of the Services Agreement. If Altnet rejects Joltid's bid, Altnet shall have the right to either develop the Innovation internally or contract with a third party to develop the Innovation. Joltid shall cooperate with Altnet in all reasonable respects in connection with Altnet's or such third party's development of the Innovation (provided that Joltid shall have no obligation to deliver Source Code to Altnet or any such third party), including, without limitation, implementing the Innovation and integrating it with the Licensed Software. Altnet shall be responsible for and shall pay all costs of developing the Innovation, including paying Joltid to develop the Innovation if Joltid's bid is accepted by Altnet.

                           (iv) If Altnet and Joltid cannot agree on whether a proposed modification constitutes an Innovation, then the parties shall act in good faith to try to resolve the dispute in a manner mutually acceptable to both parties as follows:

                                    (A)  First,  representatives  for Altnet and
         Joltid shall communicate by telephone conference within seven days of failing to agree on whether the modifications is an Innovation;

                                    (B)  Second,  if the  parties  are unable to
         resolve the dispute by telephone conference, then within 30 days following such conference, representatives for Altnet and Joltid shall meet in person in Toronto, Canada, at a time and place mutually acceptable to both parties;


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    (C)  Finally,  if the  parties are unable to
         resolve the dispute in person, then either party shall have the right to submit the matter to binding arbitration, which arbitration shall be conducted in accordance with clause (v) below. The arbitrator's decision in the binding arbitration shall be final, conclusive and binding on the parties, will not be subject to appeal and may be entered as an order in any court of competent jurisdiction in Sydney, Australia.

                           (v) Any arbitration instituted under clause (iv)(C) above shall be conducted in Toronto, Canada before a nationally recognized arbitration association in accordance with the following provisions: (aa) the arbitration will be held before a panel of one arbitrator who will have a minimum of 15 years experience in the software industry, such that he or she is considered an expert on software matters; (bb) notice of a party's election to submit the matter for arbitration shall be given to the other party within five business days after election to submit the matter to arbitration; (cc) upon delivery of such notice, the other party will have ten days to provide the arbitrator (and the other party) with a statement of its position (with supporting documentation) regarding the matter or matters in dispute, and the failure to provide a statement of position within this period will constitute a waiver of a Party's right to have the arbitrator consider such materials; (dd) the arbitrator will consider the statements of position the parties submit and shall, within twenty business days after receipt of such materials, issue his or her decision; (ee) each party will bear their own costs in the arbitration, and shall equally bear the costs and fees of the arbitration; (ff) the arbitrator will specify the basis for his or her decision; and (gg) any arbitration proceeding hereunder will be conducted on a confidential basis.

                  (c) AUTOMATIC DISSEMINATION OF UPGRADES. Joltid agrees that it will not automatically distribute any Upgrade, or otherwise supplement, modify, render inoperable, or alter in any way the Licensed Software that has been distributed to Users by Altnet prior to Altnet's acceptance of the Upgrade, supplement or modification in accordance with the procedures of Section 3. Additionally, without a User's express permission by means of an end user license agreement acceptable to Altnet in form and implementation (to be evidenced by Altnet in writing), Joltid may not enable or permit a third party web site or other software application to access and use the Licensed Software that has been distributed to such User by Altnet. Furthermore, Joltid shall not take any action, or authorize any third party to take any action, that (i) causes the Altnet EULA to be violated by Altnet or any of Altnet's customers, or
(ii) is not permitted by the Altnet EULA (as if Joltid were a party thereto). Following the termination of Altnet's rights to the Licensed Software, if ever, and subject to the additional provisions of Section 6(c), Joltid may render the Licensed Software that has been distributed to Users by Altnet inoperable, provided that doing so will not affect any Altnet Products or other components of Altnet software or software modules that are working together with the Licensed Software other than to the extent that such Altnet Products or other components of Altnet software or software modules will no longer be able to use the Licensed Software. In addition, if any Upgrade or Altnet Development does not pass the Acceptance Testing procedure or is otherwise not accepted by Altnet, Joltid expressly agrees not to distribute such Upgrade or Altnet Development to Users who have received the Licensed Software from Altnet.


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         3.       DELIVERY AND TESTING.

                  (a) SOFTWARE DELIVERY. Within three weeks of the Commencement Date, Joltid shall deliver to Altnet those deliverables (the "DELIVERABLES") set forth on SCHEDULE 1 including without limitation, one complete object code version of the Licensed Software and documentation for the Licensed Software. The Deliverables will be deemed supplied (although not accepted) when Altnet notifies Joltid in writing that it has received all the scheduled Deliverables, that they are satisfactory and that they meet the requirements listed below.

                  (b) ACCEPTANCE TESTING. Upon notification that the Deliverables have been properly supplied, Altnet will begin performing acceptance testing ("ACCEPTANCE TESTING") pursuant to Schedule 2. Altnet will supply Joltid with the results of its Acceptance Testing within 2 weeks of commencing such testing. If the Licensed Software fails Acceptance Testing then Altnet will supply Joltid with a list of reasons for rejection along with reasonable assistance in helping Joltid address the issues. Joltid will then have 2 weeks to supply an updated version of the Licensed Software, to which the same Acceptance Testing will apply. If the Licensed Software does not pass Acceptance Testing within five iterations of the Acceptance Testing procedure outlined above, and the failure relates to a material component of the Licensed Software which materially adversely affects Altnet's business, then Altnet will have the right to terminate this Agreement. Altnet will, at its sole discretion, have the right to begin distributing the Licensed Software pursuant to this Agreement even though it has not passed Acceptance Testing.

                  (c) ACCEPTANCE DATE. The "ACCEPTANCE DATE" is the earlier of either (i) the date that the Licensed Software passes Acceptance Testing; and
(ii) the date that Altnet begins commercial distribution of a product containing the Licensed Software.

         4.       OPERATIONS; TRAINING.

                  (a) OPERATIONS. In order to maintain the virtual peer-to-peer network and the Altnet Channel in the network formed by the Licensed Software, certain network management operations need to be performed from time to time. These network operations relate to, but are not limited to, the following: (1) provision and operation of Network Management Servers which control the network, (2) updates, bug fixes and patching of the Licensed Software already installed by Users, (3) remote configuration of the Licensed Software already installed by Users, (4) publishing of Content, and (5) operation of Originating Server, on which the Content is initially deployed and downloaded by Users until subsequent Users are able to download the Content from other Users (peer-to-peer). Joltid shall perform tasks (1), (2) and (3), and Altnet or its customers shall perform task (4) and (5). Joltid agrees not to do any of the foregoing acts to the extent they would constitute an "automatic" or "remote" updating of the Licensed Software distributed by Altnet, unless and until Joltid is expressly authorized to do so by Altnet as provided for in
Section 2(c) above.

                  (b) TRAINING. Joltid shall provide technical training to Altnet personnel as reasonably requested by Altnet to teach proper installation, troubleshooting and technical support for the Licensed Software, at Altnet's cost. Such training shall take place at such times and places mutually acceptable to Altnet and Joltid. If no agreement can be reached within thirty
(30) days of the date a request for training is provided to Joltid, such training


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

shall  occur  in Tallinn,  Estonia.   Altnet  shall  pay  all  travel,  lodging,
transportation, and related costs of its employees participating in such training.

         5.       CONSIDERATION, PAYMENT AND REPORTS

                  (a) PAYMENTS. Upon execution of this Agreement, Altnet shall pay any fees due as described in Attachment A ("COMMISSIONS").
Notwithstanding anything else to the contrary contained herein, Altnet shall have no obligation to pay Joltid more than an aggregate of US $*** in consideration of this Agreement (the "MAXIMUM COMMISSION"). Altnet shall pay all Commissions as stipulated in Attachment A on a monthly basis within thirty days of the previous month end.

                  (b) RECOUPABLE, NON-REFUNDABLE ADVANCE. During the period commencing on July 1, 2003 and, so long as this Agreement remains in effect, continuing on the first day of each month thereafter until the later of (i) June 1, 2006 and (ii) the date that Altnet ceases to commercially utilize the Licensed Software, Altnet shall pay to Joltid $*** per month as a recoupable, but non-refundable, advance against Commissions (the "Advance"). Altnet shall be entitled to recoup the Advance by subtracting the Advances from Commissions which otherwise would be payable to Joltid. Notwithstanding the foregoing, Altnet's obligation to pay Advances shall cease once the Maximum Commission has been paid.

                  (c) STATEMENTS. Within thirty (30) days of the end of each calendar month during the Term, Altnet shall furnish to Joltid complete and accurate statements, certified to be accurate by an officer of Altnet, showing with respect to the preceding calendar month and on a cumulative basis, (i) if the amounts due to Joltid hereunder are derived from parameters internal to Altnet, those parameters and explanations to how these parameters are derived and (ii) a calculation of all amounts due to Joltid hereunder. Such statements shall be in such formats as Joltid and Altnet shall mutually agree, and shall be furnished to Joltid whether or not any Licensed Software has been used during such calendar month. All payments shall be paid in U.S. dollars, and in the event Altnet has gross revenue earned in currencies other than in U.S. Dollars, then Altnet shall convert said amounts each month into U.S. Dollars based upon the exchange rate published by the Wall Street Journal as of the fifteenth day of the calendar month during which such amounts were earned, or if such day shall fall on a non-business day then as of the first business day following said fifteenth day.

         6.       TERM AND TERMINATION

                  (a) TERM. This Agreement shall commence on the Effective Date and continue until expiration of the last patent and/or copyright
(including any extension thereof) covering the Licensed Software or any component thereof in any jurisdiction anywhere in the world, unless terminated earlier in accordance with Sections 6(b) or (c) below ("TERM").

                  (b) TERMINATION. Either Party shall have the right to terminate this Agreement upon written notice of termination by such Party, if the other Party has committed a material breach which is not cured within ninety
(90) days of the breaching Party's receipt of written notice from the non-breaching Party or, if such material breach is not capable of being cured within such ninety (90) day period, the breaching Party has not taken within such ninety (90) day period action reasonably designed to cure such breach as soon as practicable.


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  (c) TERMINATION CONSEQUENCES. Following termination of Altnet's rights to the Licensed Software, if ever, Altnet shall promptly discontinue the use of the Licensed Software and, at Joltid's instruction, given in the exercise of Joltid's sole discretion, shall, or shall permit Joltid to, deactivate, return, overwrite, and/or delete the Licensed Software and Joltid Confidential Information then in its possession and eliminate the ability of Users to download additional Content using the Licensed software. In addition, Altnet agrees that following termination of Altnet's rights to the Licensed Software, if ever, Joltid may through means available to Joltid, including by accessing the Licensed Software remotely or otherwise, (1) disable in whole or in part the Licensed Software and/or (2) prevent Altnet from using the Licensed Software to communicate with any or all Users, and/or (3) prevent Users from downloading additional Content via the Licensed Software, and/or disseminate any Upgrade, or otherwise supplement, modify, render inoperable, or alter in any way the Licensed Software in contravention of Section 2(c). In no event will Joltid prevent Users from accessing or playing Content that they have already downloaded and that is already on their computers, and in no event will Joltid have the right to disable any Altnet software application or software module that is not a Joltid-supplied Licensed Software component. Notwithstanding anything in this Section 6(c) to the contrary, if this Agreement is terminated by Altnet or Joltid pursuant to this Section 6, Altnet shall have continued access to the Licensed Software for a period of up to one hundred twenty (120) days and Joltid shall not take any of the actions set forth in this Section 6(c) during such period. During this period, Altnet shall continue to pay the fees and provide the statements to Joltid set forth in Section 5.

         7.       AUDIT RIGHTS.

                  Altnet shall keep adequate records and books of account, consistent with industry standards for companies offering services similar to those contemplated by Altnet, containing factual information required to calculate the amounts payable to Joltid hereunder. Joltid shall have the right at its own expense, exercisable no more than once in any calendar year, to have independent certified public accountants selected by Joltid inspect and audit the applicable records of Altnet pertaining to such payments owing to Joltid under Section 5. Such audit(s) shall be conducted upon reasonable notice during normal business hours at the relevant facilities of Altnet. Such independent certified public accountants shall be obligated in writing to Altnet to treat all such information as confidential and must agree in writing not to disclose any of it to anyone, except as necessary to report to Joltid information regarding Altnet's compliance with its payment obligations hereunder. Should any such audit reveal a payment shortfall by Altnet, the amount of the shortfall shall be paid promptly by Altnet after the discovery thereof, together with interest thereon calculated at an annual rate equal to the lesser of (i) *** percent (***5%), or (ii) the maximum rate permitted by law, which rate shall be applied from the date such payment should have been paid until such payment is made, and should any such payment shortfall exceed (exclusive of interest) *** percent (***%) of the amount due and is an amount in excess of *** U.S. Dollars ($***), then Altnet shall reimburse Joltid for its costs incurred, if any, in connection with such audit.

         8.       CONFIDENTIALITY

                  (a) CONFIDENTIAL INFORMATION. During the Term, either Party may come into possession of the other Party's Confidential Information. For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any information that a Party designates as confidential or which the receiving party knows or has reason to know is confidential.


                                       8
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

Without limiting the foregoing, Confidential Information includes financial, business and technical plans and strategies, inventions, new products, services or technology. Confidential Information does not include information which is:
(a) already known by the receiving Party at time of disclosure; (b) or becomes, through no act or fault of the receiving Party, publicly known; (c) received by the receiving party from a third Party without a restriction on disclosure or use; or (d) independently developed by the receiving Party without reference to the disclosing Party's Confidential Information. The receiving Party may disclose Confidential Information to the extent required to be disclosed by a court or governmental agency pursuant to a statute, regulation or valid order; provided that the receiving Party first notifies the disclosing Party and gives it the opportunity to seek a protective order or to contest such required disclosure.

                  (b)      RESTRICTIONS.  Each Party  shall hold the  disclosing
Party's Confidential Information in confidence and shall not use such information except as permitted under this Agreement. Each Party shall use the same precautions to prevent disclosure to third parties of such information as it uses with its own confidential information, but in no case less than reasonable efforts.

                  (c) ADDITIONAL OBLIGATIONS. Each Party agrees (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and (ii) to notify the other Party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Agreement.

         9.       WARRANTIES; LIMITATION ON LIABILITY; INDEMNIFICATION

                  (a) Joltid hereby represents and warrants that it (i) has the full power and authority to enter this Agreement and has obtained all government approvals to enter and to perform this Agreement; (ii) shall keep such approvals in force and shall obtain such additional government approvals as may from time-to-time be required; (iii) has the right to grant all of the rights, licenses, and privileges granted to Altnet herein; (iv) it owns all rights, title and interest in and to the Licensed Software, or has the all rights to such Licensed Software necessary for Joltid to enter into and perform its obligations under this Agreement, or that in the case of any third party software that it has the right to grant a sublicense to use such third party software, and the Licensed Software is free and clear of any liens, claims or encumbrances and will not violate any third party's intellectual property rights (including rights arising under patent, copyright, trademark or trade secret) or personal rights (including rights arising under privacy, publicity or defamation); and (v) the Licensed Software shall conform to the specifications set forth in the Documentation and/or user manuals, and shall be free from defects in workmanship and materials that prevent them from meeting the aforementioned criteria.

                  (b) Altnet hereby represents and warrants that it (i) has the full right and authority to enter into this agreement and to fulfill its obligations contemplated herein; (ii) has the full rights to distribute and exploit the Content under the terms of this agreement, (iii) owns and/or controls the copyright, trademark and other intellectual property rights necessary in order to deliver and distribute the Content to Users without infringement of the rights of any third party, and (iv) complies with and will continue to comply with applicable law in the operation of its business and distribution of the Content and maintains or has the legally


                                       9
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

applicable party properly comply with any record keeping or other documentation requirements in connection with the Content.

                  (c) If a third party alleges, formally or informally, that Joltid or Altnet is infringing or violating, or would infringe or violate, that third party's intellectual property rights or other rights by reason of the Licensed Software or, if there exist circumstances reasonably suggesting the substantial likelihood or possibility of such a claim, then Joltid, at its expense and as approved by Altnet shall: (i) procure for Altnet, in form and content reasonably satisfactory to Altnet, the right to continue to use the Licensed Software in accordance with this Agreement, (ii) replace or modify the Licensed Software at Joltid's expense so that it becomes non-infringing, it being understood, however, that the Licensed Software as modified or replaced must continue to materially meet the specifications set forth in the user manuals; or (iii) take those other actions as may be appropriate given the credibility, scope and timing of the allegation or claim. If Joltid is not able to obtain a license or otherwise work around the claim on commercially reasonable terms within sixty (60) days after Joltid receives notice of such claim, Joltid may terminate this Agreement by giving a notice to that effect to Altnet, in which case Joltid's sole and exclusive responsibility, and Altnet's sole and exclusive remedy, shall be for Joltid to pay to Altnet direct damages incurred by Altnet and to indemnify Altnet against any third party claims as provided in clause (f) below.

                  (d) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, JOLTID PROVIDES THE LICENSED SOFTWARE `AS IS,' WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED. JOLTID SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING BY AFFIRMATION, PROMISE, DESCRIPTION OR SAMPLE. JOLTID SHALL NOT BE OBLIGATED TO PROVIDE ANY UPGRADES ENHANCEMENTS OR EXTENSIONS UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. JOLTID NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR IT ANY OTHER LIABILITY. THE SOFTWARE IS NOT DESIGNED, INTENDED, OR AUTHORIZED FOR USE IN ANY MEDICAL, LIFE SAVING OR LIFE SUSTAINING SYSTEMS, OR FOR ANY OTHER APPLICATION IN WHICH THE FAILURE OF THE SOFTWARE COULD CREATE A SITUATION WHERE PERSONAL INJURY OR DEATH MAY OCCUR. JOLTID NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR IT ANY OTHER LIABILITY.

                  (e) EXCEPT FOR THE OBLIGATIONS OF A PARTY TO INDEMNIFY ANOTHER PARTY FOR THIRD PARTY CLAIMS AS PROVIDED FOR IN CLAUSE (F) BELOW, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

                  (f) Each party hereby agrees to indemnify, defend, and hold the other party harmless from any claims, losses, liabilities, causes of action and costs (including reasonable attorneys' fees) arising from, or on account of, or related to the following: (i) any breach by the indemnifying party of its obligations, representations and warranties hereunder;


                                       10
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

and (ii) where Joltid is the indemnifying party, any claim by a third party arising from the Licensed Software.

         10.      JOLTID SERVICES. Joltid will, throughout the Term:

                  (a) Use its commercially best efforts to maintain the Licensed Software to the highest possible industry standards;

                  (b) Actively monitor and use the Licensed Software to ensure that all aspects of it are consistent with the terms of this Agreement;

                  (c)      At  Altnet's  written   request,   assist  Altnet  to
integrate, use and exploit the Licensed Software, at the cost of Altnet;

                  (d) Carry out, to industry standards, all necessary work on Upgrades;

                  (e) Maintain, in a secure location, backups of all source code and object code relating to the Licensed Software;

                  (f) Deliver to Altnet all enhancements, updates, documentation, object code, new features, security updates, etc. to which Altnet has the right to receive, promptly as they become available. In any event Altnet should receive these items no later than the same business day that they are made available to any other Joltid customer;

                  (g) Provide whatever assistance Altnet needs in order for Altnet to conduct audits of all paid work being done by Joltid for Altnet. The purpose of these audits is to ensure that the paid work will meet Altnet's specifications and requirements; and

                  (h) Actively monitor internet newsgroups, peer-2-peer related web sites, news sites and other relevant sources to check for security breaches, hacker activity, unauthorized use of the Licensed Software, or any other activity that may compromise the security or functionality of the Licensed Software by Altnet and/or its customers. If such a breach, etc, is discovered or if Joltid is notified of such a breach by Altnet or any of its customers, then Joltid will at the highest priority attempt to develop a solution to said problem, and as a matter of urgency supply Upgrades, enhancements, patches or fixes to Altnet for Acceptance Testing, which Altnet shall conduct at the highest priority.

                  (i) Maintain the NMS (network management services) class web servers, software, and other infrastructure necessary to operate a peer-to-peer network utilizing the Licensed Software with high availability and fast response times.

                  (j) Provide to Altnet all statements, reports and other information, whether written or electronic, produced by Joltid and relevant to usage of the Licensed Software by Altnet or any of its customers from the NMS within 24 hours from the date so produced. Joltid shall deliver such reports to Altnet via e-mail.

         11.      DEFINITIONS.

                  "ALTNET EULA" shall mean the end user license agreement included in the first download to an end user of an Altnet Product that is bundled with the Licensed Software.


                                       11
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  "ALTNET GUI" means the software component developed by Altnet that presents to the user a graphical user interface which allows the user to interact with the Licensed Software, and provides features including controlling settings, viewing, browsing, searching, and downloading; provided that Altnet GUI shall not include any graphical user interface developed by or for Joltid that is included as part of the Licensed Software.

                  "ALTNET PRODUCT" means a product developed by or for Altnet that makes use of the Licensed Software, including, without limitation, those products presently contemplated which are described in SCHEDULE 5; PROVIDED, HOWEVER, that such product provides value or additional services to or functions for users that are sufficiently significant to result in the product, when used with the Licensed Software, to not be substantially equivalent to the Licensed Software.

                  "CUSTOMERS" means companies or Users to which Altnet is selling, renting, distributing, etc, an Altnet Product.

                  A "CHANNEL" is a logical private network within the broader network provided by the Licensed Software. A Channel is created by assigning Altnet or an Altnet Customer one or more CHANNEL IDs, with that same Channel ID not being granted to any other party. The holder of that Channel ID will then have the ability to assign names or File IDs according to their own preferred naming conventions, with full assurance that their files will not conflict with those of holders of other Channel IDs.

                  "CONTENT" means data files that have been downloaded onto a User's computer by means of the Licensed Software. "Content" specifically excludes files that are present on a User's computer, or can be downloaded by Users, where such files have not been downloaded, or are not in the process of being downloaded, by means of the Licensed Software, even if an identical file is available for download via the Licensed Software.

                  "JOLTID KNOW-HOW" includes, but is not limited to, confidential and proprietary information developed by and/or licensed to Joltid from time-to-time that relates to the contents, workings, installation and implementation of the Licensed Software.

                  "LICENSED SOFTWARE" is the Content Distribution Environment computer program under the name PeerEnabler, as more fully described on SCHEDULE 3 hereto, including "Joltid Know-How" and user documentation therefor.

                  "PARTY" means individually Joltid or Altnet, and "PARTIES" means collectively Joltid and Altnet.

                  "SERVICES AGREEMENT" means that certain Services Agreement, dated as of the date hereof, by and among, Altnet, Joltid, and Brilliant Digital Entertainment, Inc.

                  "SOURCE CODE" includes

                  --       the  human-readable source code for all components of
the Licensed Software,

                  --       all additional documentation, settings, data or other
files needed to compile and run the Licensed software


                                       12
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  --       all   additional    tools,    utilities,    settings,
documentation, data files, network node or IP address information, etc, needed to set up, operate and maintain a network of computers running the Licensed Software such that the computers can communicate with each other via the Licensed Software and perform all the download, sharing, reporting and other functions that would be expected of the Licensed Software under the terms of this agreement.

                  --       all code,  documentation and settings for the Network
Management computers, nodes or services.

                  "UPGRADE" means a modification or enhancements to, change or new release of, the Licensed Software, that is made by or on behalf of Joltid after the date of this Agreement and that is intended for broad release by Joltid to its licensees or end users, other than an Altnet Development.

                  "USERS" means individual end users of computer systems who have installed the Licensed Software.

         12.      GENERAL

                  (a) PUBLICITY. Except as may be required by applicable law, regulation or stock exchange rule, the Parties hereto shall not issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the terms hereof, without prior written approval by the other Party.

                  (b) ASSIGNMENT. Neither Party may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be unreasonably withheld or delayed), except that either Party may assign this Agreement (i) in connection with a sale of all or substantially all of such party's assets, (ii) to a subsidiary or affiliate, or (iii) as part of a merger, consolidation or reorganization. It shall be noted that, whenever in this Agreement one of the Parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such Parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the Parties shall be binding upon and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

                  (c) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California. The Parties hereto expressly acknowledge and agree that the exclusive forum for the resolution of disputes hereunder shall be the courts located in Sydney, Australia, and waive any objection thereto on the basis of personal jurisdiction or venue.

                  (d) ATTORNEYS' FEES. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing Party shall recover all of such Party's reasonable outside attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  (e) NOTICE. All notices required to be given hereunder shall be deemed to have been given: (i) seven (7) days after deposit in the mail, postage prepaid for first-class mail, return receipt requested; (ii) one
(3)  days  after  deposit  with  Federal  Express  or  another


                                       13
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

internationally recognized overnight delivery service, delivery charges prepaid; or (iii) upon the date of receipt of written confirmation that the notice was transmitted by electronic facsimile device, as set forth below:

                  If to Joltid:         28-30 The Parade
                                        St Helier, JE4 8XY, Jersey
                                        Channel Islands
                                        Attn: Director
                                        Fax:  +44 1534 636 215


                  If to Altnet:         Altnet, Inc.
                                        6355 Topanga Canyon Boulevard, Suite 120
                                        Woodland Hills, CA 91367
                                        Attn: Chief Executive Officer
                                        Fax: +1 (818) 615-0995

                  (f) NO AGENCY. The Parties acknowledge and agree that they at all times shall remain independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

                  (g) SEVERABILITY. In the event that any of the provisions of this Agreement are held to be unenforceable under any applicable law or be so held by an applicable court decision, the remaining portions of this Agreement will remain in full force and effect.

                  (h) MODIFICATIONS AND WAIVERS. Unless otherwise specified, any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the parties from the terms of this Agreement, shall be effective only if it is made or given in writing and signed by both parties. No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise or the exercise of any other right, power or remedy.

                  (i) FORCE MAJEURE. If any Party to this Agreement is delayed in the performance of any of its obligations under this Agreement or is prevented from performing any such obligations due to causes or events beyond its control, including, without limitation, acts of God, fire, flood, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and the time for performance thereof shall be extended to include the period of such delay or non-performance; provided however, the non-performing Party is without fault in causing such non-performance or delay, and such non-performance or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. In any such event, the non-performing Party shall be excused from any further performance or observance of the obligation so affected only for so long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance as soon as reasonably practicable. Any Party so delayed in its performance shall immediately notify the other Parties to whom performance is


                                       14
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay and the Party's efforts to minimize such delay. Any Party delayed in its performance shall also promptly notify the other Parties when such force majeure event ends.

                  (j) HEADINGS. The Headings to the sections and exhibits of this Agreement are included merely for convenience of reference and do not affect the meaning of the language included therein.

                  (k) RIGHTS TO INJUNCTIVE RELIEF. Both Parties acknowledge that remedies at law may be inadequate to provide full compensation in the event of a material breach relating to either Party's obligations, representations, and warranties hereunder, and the non-breaching Party shall therefore be entitled to seek injunctive relief in the event of any such material breach.

                  (l) INTERPRETATION. In the event either Party relating to any conflict, omission or ambiguity in this Agreement makes any claim, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of either party or its counsel.

                  (m) SURVIVAL. Sections 6(c), 7, 8, 9(d) through (f), and 12 shall survive termination of this Agreement.

                  (n) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

                  (o) ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. If there is a conflict between this Agreement and the Prior Agreement, this Agreement shall control and shall supercede and replace the Prior Agreement to the extent of such conflict. The parties acknowledge that it is Altnet's present intent to use the Licensed Software in its product offering, and not the software and other intellectual property that is the subject of the Prior Agreement. Until termination of the Prior Agreement, however, Altnet reserves the right to continue to use the software and other intellectual property that is the subject of the Prior Agreement in accordance with the terms thereof.


                                       15
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.



JOLTID LTD.                                       ALTNET INC.

By:  Insinger Secretaries (Jersey) Limited        By:    /S/ KEVIN BERMEISTER
                                                       ----------------------
Its:   Secretary
         By:     /S/ MICHELLE MCNANEY             Name:  Kevin Bermeister
              ----------------------------        Title: CEO
                 Michelle McNaney
         Its:    Authorized Signatory


                                       16
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  ATTACHMENT A
                                  CONSIDERATION

Altnet shall pay to Joltid *** percent (***%) of the Adjusted Gross Revenue received from the exploitation of the Licensed Software ("COMMISSION"). "ADJUSTED GROSS REVENUE" shall mean any and all gross revenue actually received by Altnet in connection with direct exploitation of the Licensed Software, less any and all verifiable direct costs incurred by Altnet including royalties to copyright holders, fees payable to third parties for distributing Altnet products incorporating the License Software, and end user incentives.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 1
                              LIST OF DELIVERABLES

1. LICENSED SOFTWARE
The Licensed Software is to be supplied as a Windows COM component (or in other form as required to meet Altnet's technical and commercial requirements). A version of the Licensed Software has been delivered to Altnet.

This component will accept  commands and  instructions  to download files from a
P2P  network  and  it  will  return  the  requested   files  along  with  status
information, error information, etc, as required by Altnet.

The Licensed Software must meet Altnet's technical and commercial requirements, including but not limited to:

a) compatibility with usage applications planned by Altnet outlined in this agreement
b) compatibility with other Altnet software applications and/or web services which need to make use of, or interface, to or download files from, said Licensed Software
c)   secure and robust delivery of content on the P2P network
d) protection against non-licensed parties having access to content belonging to Altnet's licensed customers, with such "file theft prevention" measures meeting Altnet's requirements.
e) ability to find, download and share content with both PCs connected to the internet as well as PCs connected to the same Local Area Network (LAN).
f) 95% or greater bandwidth cost reduction, as measured by bandwidth to Altnet and its Customer's fallback servers, compared to users downloading the same files directly from those servers without using the Licensed Software


2.   CONTENT SIGNING TOOL
The Content Signing Tool is a program, or set of programs, that calculate a Content Signature for a specified Signing Certificate and input data file.

The Content Signing Tool will be supplied in the following forms:
a)   As a self-contained EXE file.
b) As a DLL which accepts as input the name of the file to be signed and other parameters, and returns a data structure that includes the Content Signature of the specified file.

All forms of the Content Signing Tool must meet Altnet's technical and commercial requirements.


3.   CERTIFICATE CREATION TOOL
The Certificate Creation Tool is a program, or set of programs, that generate a Signing Certificate for a specified customer or user of the Licensed Software.

The Certificate Creation Tool will be supplied as a self-contained EXE file.

The Certificate Creation Tool must meet Altnet's technical and commercial requirements.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

4.   INTERFACE FOR REVOKING CERTIFICATES
The software component that can be used to revoke certificates previously created with the certificate creation tool. This will be provided as a web interface. Development of the certificate revocation interface will be invoiced to Altnet subject to received Order and according to agreed upon hourly fees.


5.   NETWORK PROPAGATION METHOD OR TOOL
After a file has been digitally signed using the Content Signing Tool, the file can now be `pushed' or otherwise made available for download via the Licensed Software.

Joltid will supply Altnet with the tools, software, documentation and anything else needed to allow Altnet to make its own or its Customers files available on the P2P network. Such tools, software or services must meet Altnet's commercial requirements.


6.   CHANNELS
Joltid will assign Altnet ten thousand (10,000) Channels forming a continuous range from Channel 1000-10999.


7.   NETWORK MANAGEMENT REPORTS
The Licensed Software incorporates methods of reporting download and other statistics back to a Network Management Server. Joltid shall make available to Altnet all reports, statistics or other information gathered from or reported by Altnet's Users or Customers. Such access shall preferably be real-time reports via a dedicated web page, but if that is not possible then Joltid will send Altnet every 7 days a report, in a mutually agreed format, that includes all the aforementioned information.

Joltid understands that usage reports prepared by Altnet pursuant to this agreement may be based in whole or in part on stats and reports obtained from the Joltid NMS or other Joltid stats servers, and that supply of accurate reporting by Altnet is therefore conditional on the availability of these reports.


8.   DOCUMENTATION
Joltid will supply full and comprehensive  documentation including:
     o   API, usage and architecture documentation for the Licensed Software.
     o usage documentation for the Signing Tool, Certificate Creation Tool and other tools or services needed to publish content, sign files, create licenses, revoke licenses, etc.
     o documentation that explains the stats and reports provided by the NMS or otherwise available via a Joltid service that show file downloads, etc.
     o documentation describing the operation, usage, and parameters of each of the following items
         - Installer and Uninstaller operation & wording displayed  to the user
         - time for a file available on a peer to become known across the network
         - how the Control Panel settings influence the behavior and operation of the Licensed Software.


                                       3
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

All documentation is to be of industry standard or above and to a level where a competent software developer is able to develop an optimally-functioning product that uses the Licensed Software, without needing to directly contact Joltid staff for assistance.


9.   JOLTID TEST PLAN
Joltid will supply full and comprehensive test plans and test results for the Licensed Software that (a) demonstrate the level of testing undertaken by
Joltid, and (b) provide a basis that allows Altnet to determine what addititional testing Altnet needs to perform itself or request from Joltid.


                                       3
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 2
                               ACCEPTANCE TESTING

Acceptance Testing will be performed by Altnet upon delivery of the Licensed Software, and then upon each additional version of the Licensed Software that will be used by Altnet.

Altnet will supply Joltid with a detailed Test Plan that outlines Altnet's Acceptance Testing procedures, and Altnet's Acceptance Testing will be done according to this Test Plan.

Altnet will supply Joltid with its Test Plan for the Licensed Software within 2 weeks of the signing of this agreement.

The procedure for Acceptance testing is as follows:

1. ANNOUNCEMENT. A planned update is announced via the "Joltid PeerEnabler Developer News e-mail", giving the planned date for when the test version is available and the planned release date. The date for the Licensee Test Period is at least two (2) weeks after the announcement. Joltid will expect a confirmation from Altnet, in the form of an email reply from the Licensee, that the announcement has been received.
2. LICENSEE TEST PERIOD. The Licensee Test Period starts when the unreleased update is distributed through an announcement via "Joltid PeerEnabler Developer News". The Test Period is two (2) weeks. If problems with the planned release are found, these must be reported back to Joltid during the Test Period. Altnet shall together with Joltid determine the cause of any compatibility problems.
3. PUBLIC RELEASE. If no compatibility problems are found Altnet shall promptly approve the Acceptance Test and the update will be released after the approval, which shall not be unreasonable withheld. If problems are found in the update, the release is cancelled and a new Licensee Test Period will be started as soon as the problems are solved.
4. AUTOMATIC UPDATES. Automatic Updates of already distributed copies of the Licensed Software will take place not before thirty (30) days after the acceptance of the update.

Joltid shall actively pursue that Altnet sends the confirmation of the initial announcement. If the confirmation is not received three (3) working days after the announcement, Joltid shall again contact Altnet for a confirmation.

In the event that there would be a need for an Emergency Update the announcement will be made with the subject "Emergency Update for PeerEnabler" and the message will have highest priority. In an Emergency Update the update procedure is modified so that the test period can start right after the announcement of an Update. The test period is in the case of an Emergency Update two working days not including Friday.

The Upgrade shall be deemed to have passed Acceptance Testing if after the Acceptance test Altnet can verify that the Update is compatible with previous versions of the Application Programming Interface, the Licensed Software
performs and functions as previous versions and that the Update meets specifications of the Update, where such specifications are provided by Altnet for any Altnet Developments and by Joltid for any other Updates, and that the Update still falls within the definition of Description of Licensed Software, as described in Schedule 3.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 3
                        DESCRIPTION OF LICENSED SOFTWARE

The Licensed Software will include the following items:


1. P2P NETWORKING
The client side software component, a Windows COM component that is able to download and upload files from other computers in the Network. P2P Networking can be accessed by other applications by an Application Programming Interface and through an integrated tiny web server.

P2P Networking will be supplied as a self-contained EXE for Windows.

This component will accept  commands and  instructions  to download files from a
P2P  network  and  it  will  return  the  requested   files  along  with  status
information, error information, etc, in accordance with the Documentation.

The P2P Stack must meet the following technical and commercial requirements:
a)   secure and robust delivery of content on the P2P network
b) reasonable protection against non-licensed parties having access to content belonging to Altnet's licensed customers, with such "file theft prevention" measures meeting Altnet's requirements as previously specified by Altnet in writing to Joltid.
c) ability to find, download and share content with both PCs connected to the internet as well as PCs connected to the same Local Area Network (LAN) ) as long as the LAN is connected to the Internet..

2.   SIGNING UTILITY
The software component that can be used to digitally sign data files which are to be published on the Network. The Signing Utility is available for the Windows operating system.

The Content Signing Tool will be supplied in the following forms:
     As a self-contained EXE file that accepts command line parameters and generates the required signature file
     As a DLL which accepts as input the name of the file to be signed and other parameters, and generates the appropriate signature file

The Content Signing Tool must meet the specification in the Documentation.

3.   CERTIFICATE CREATION TOOL
The software component that can be used to create certificates for signing data files.

The Certificate Creation Tool will be supplied in the following forms:
     As a self-contained EXE file that accepts command line parameters and generates the required signature file.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

4.   INTERFACE FOR REVOKING CERTIFICATES
The software component that can be used to revoke certificates previously created with the certificate creation tool. This will be provided as a web interface. Development of the certificate revocation interface is will be invoiced to Altnet subject to received Order and according to agreed upon hourly fees.

5.   CHANNELS
Joltid will assign Altnet ten thousand (10,000) Channels which Altnet will be free to use for its own purposes, including Altnet assigning any of those Channels to its Customers. The Channels will form a continuous sequence from Channel number 1000 to 10999.


                                       2
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 4
                SPECIFICATION AND COSTING FOR ALTNET DEVELOPMENTS


TO BE COMPLETED BY ALTNET AND PRESENTED TO JOLTID:

1.   Brief synopsis of the feature requested

2. Describe the business and technical aspects of the feature request in reasonable detail; such detail may include diagrams, sketches and images where necessary

3.   Provide details of the timeframe required for delivery of the feature.


TO BE COMPLETED BY JOLTID AND PRESENTED TO ALTNET:

1. An itemized fixed price quote for completion of the specified work including key milestones, details of personnel who will perform the work, and a payment schedule.

2.   A specification of the feature that will be delivered.

3. Updated Licensed Software containing the requested feature, along with supporting documentation, etc, to the standard that applied to the rest of the Licensed Software.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 5
                                 ALTNET PRODUCTS

Altnet intends building a number of products that make use of the Licensed Software. The initial Altnet Products include, but the Altnet Products shall not be limited to, the following:

1.   ALTNET DOWNLOAD MANAGER
The ALTNET DOWNLOAD MANAGER comprises the BDE installer, Brilliant Download Manager and/or other Brilliant and/or Altnet software modules plus the Licensed Software.

As an Altnet Product, Altnet will be able to license, rent, sell, etc, the Altnet Download Manager to web sites for purposes including, but not limited to:
     -    bandwidth cost reduction
     -    serving of TopSearch content


2.   ALTNET POINTS MANAGER
The ALTNET POINTS MANAGER comprises the Points Manager Software Application, BDE Installer and/or other Brilliant and/or Altnet software modules plus the Licensed Software.

As an Altnet Product, Altnet will be able to license, rent, sell, etc, the Points Manager to Customers or End Users for purposes including, but not limited to:
     -    providing access to usage points or means of redeeming usage points
     -    providing bandwidth, storage or CPU resource-sharing functionality
     -    providing a branded presence on the user's desktop


3.   TOPSEARCH APPLICATION
The TOPSEARCH APPLICATION comprises the TopSearch DLL and/or other Brilliant and/or Altnet software modules plus the Licensed Software.

As an Altnet Product, Altnet will be able to license, rent, sell, etc, the TopSearch Application to Customers or End Users for purposes including, but not limited to:
     -    promoting TopSearch content into the Host Application


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.